EXHIBIT 99


                        CALCULATION OF FEE AND OFFERING PRICE



          Rule 457(c)


          Avg. of bid and asked prices   =   $4.25 + $3.875    =      $4.06
                                             ---------------
          (April 12, 1996)                          2

          Number of Shares to be Registered                         737,325


          Proposed Maximum Aggregate Offering Price           $2,993,539.50
                                                              =============

                    1/29th of 1%                                  x 1/2,900
                                                                  ---------

          Registration Fee                                     =  $1,032.26
                                                                  =========

          Proposed Maximum Offering Price Per Share            =    $4.06
                                                                  per share
                                                                  =========

                        CALCULATION OF FEE AND OFFERING PRICE
                                     (continued)


          Rule 457(h)



                    $ 1.75   x      112,675       =            $  197,181.25


                    Proposed Maximum Aggregate Offering Price  $  197,181.25
                                                               =============

                         x      1/29th of 1%                       x  1/2900
                                                                   ---------

                    Registration Fee              =              $     68.00
                                                                 ===========


                    Proposed Maximum Offering Price
                       Per Share                               $  197,181.25

                                                              112,675 shares

                                                  =          $1.75 per share
                                                             ===============





                    $ 3.13   x      40,000        =            $  125,200.00

                    $ 4.50   x      10,000        =                45,000.00
                                    ------                     -------------
                                    50,000

                    Proposed Maximum Aggregate Offering Price  $  170,200.00
                                                               =============

                         x      1/29th of 1%                       x  1/2900
                                                                   ---------

                    Registration Fee              =              $     58.69
                                                                 ===========


                    Proposed Maximum Offering Price
                       Per Share                               $  170,200.00

                                                               50,000 shares

                                                  =          $2.54 per share
                                                             ===============